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                                                                      EXHIBIT 21

The following is a list of the significant subsidiaries of the registrant as of March 14, 2003. Each such subsidiary does business under its corporate name.

List of Subsidiaries

                                                     Jurisdiction of
Subsidiary                                           Incorporation

EID Corporation                                      Liberia
Ethyl Administration GmbH                            Switzerland
Ethyl Asia Pacific Company                           Virginia
Ethyl Brasil Aditivos Ltda.                          Brazil
Ethyl Canada Inc.                                    Province of Ontario, Canada
Ethyl Europe S.P.R.L.                                Belgium
Ethyl Foreign Sales Corporation                      U.S. Virgin Islands
Ethyl Interamerica Corporation                       Delaware
Ethyl Japan Corporation                              Japan
Ethyl Korea Limited                                  Korea
Ethyl Mineraloel-Additive GmbH                       Germany
Ethyl Petroleum Additives, Inc.                      Delaware
Ethyl Petroleum Additives Limited                    United Kingdom
Ethyl Services GmbH                                  Switzerland
Ethyl Services Limited                               United Kingdom
Ethyl Shipping Company Limited                       United Kingdom